EXHIBIT 23.1


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 13, 1999 in the Registration Statement (Form SB-2) and related Prospectus of SmartServ Online, Inc. for the registration of 668,715 shares of its common stock and Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 (File No. 333-114) for the registration of 1,047,672 shares of its common stock.


                                                           /s/ Ernst & Young LLP

Stamford, CT
August 2, 2000